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                                                                          FS-2

                            CONECTIV AND SUBSIDIARIES
             ACTUAL AND PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                               Pro Forma
                                                                Actual        Adjustments
                                                              -----------     -----------
OPERATING REVENUES
    Electric                                                  $ 2,412,933     $      --
    Gas                                                           711,147            --
    Other services                                                390,520            --
                                                              -----------     -----------
                                                                3,514,600            --
                                                              -----------     -----------

OPERATING EXPENSES
    Electric fuel and purchased energy                            968,710            --
    Gas purchased                                                 659,396            --
    Other services' cost of sales                                 313,564            --
    Purchased electric capacity                                   210,199            --
    Employee separation and other merger-related costs            (12,919)           --
    Operation and maintenance                                     563,134            --
    Depreciation                                                  264,412            --
    Taxes other than income taxes                                  80,814            --
                                                              -----------     -----------
                                                                3,047,310            --
                                                              -----------     -----------
OPERATING INCOME                                                  467,290            --
                                                              -----------     -----------
OTHER INCOME
    Allowance for equity funds used
      during construction                                           3,013            --

    Other income                                                   54,113            --
                                                              -----------     -----------
                                                                   57,126            --
                                                              -----------     -----------
INTEREST EXPENSE
    Interest charges                                              167,549          25,330(8)
    Allowance for borrowed funds used during
      construction and capitalized interest                        (5,015)           --
                                                              -----------     -----------
                                                                  162,534          25,330
                                                              -----------     -----------
PREFERRED STOCK DIVIDEND
    REQUIREMENTS OF SUBSIDIARIES                                   16,951            --
                                                              -----------     -----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM                 344,931         (25,330)

INCOME TAXES                                                      139,057         (10,132)(9)
                                                              -----------     -----------
INCOME BEFORE EXTRAORDINARY ITEM                              $   205,874     $   (15,198)

EXTRAORDINARY ITEM (net of $335,000 income taxes)                    --              --
                                                              -----------     -----------
NET INCOME/(LOSS)                                             $   205,874     $   (15,198)
                                                              ===========     ===========

EARNINGS/(LOSS) APPLICABLE TO COMMON STOCK
      Common stock                                            $   192,786     $   (13,996)(10)
      Class A common stock                                         13,088          (1,202)(10)
                                                              -----------     -----------
                                                              $   205,874     $   (15,198)
                                                              ===========     ===========

COMMON STOCK
    Average shares outstanding (000)
        Common stock                                              100,800         (12,677)(6)
        Class A common stock                                        6,561            (824)(7)

    Earnings / (Loss) per average share--basic and diluted
      before extraordinary item
        Common stock                                          $      1.91
        Class A common stock                                  $      1.99
    Extraordinary item
        Common stock                                          $      --
        Class A common stock                                  $      --
    Earnings / (Loss) per average share--basic and diluted
        Common stock                                          $      1.91
        Class A common stock                                  $      1.99
    Dividends declared per share
        Common stock                                          $      1.54     $     (0.66)(13)
        Class A common stock                                  $      3.20     $       --

                                                                             Restructuring
                                                                               Pro Forma
                                                               Pro Forma      Adjustments          Pro Forma
                                                              -----------     -----------         -----------
OPERATING REVENUES
    Electric                                                  $ 2,412,933     $      --           $ 2,412,933
    Gas                                                           711,147            --               711,147
    Other services                                                390,520            --               390,520
                                                              -----------     -----------         -----------
                                                                3,514,600            --             3,514,600
                                                              -----------     -----------         -----------

OPERATING EXPENSES
    Electric fuel and purchased energy                            968,710            --               968,710
    Gas purchased                                                 659,396            --               659,396
    Other services' cost of sales                                 313,564            --               313,564
    Purchased electric capacity                                   210,199            --               210,199
    Employee separation and other merger-related costs            (12,919)           --               (12,919)
    Operation and maintenance                                     563,134            --               563,134
    Depreciation                                                  264,412            --               264,412
    Taxes other than income taxes                                  80,814            --                80,814
                                                              -----------     -----------         -----------
                                                                3,047,310            --             3,047,310
                                                              -----------     -----------         -----------
OPERATING INCOME                                                  467,290            --               467,290
                                                              -----------     -----------         -----------
OTHER INCOME
    Allowance for equity funds used
      during construction                                           3,013            --                 3,013
    Other income                                                   54,113            --                54,113
                                                              -----------     -----------         -----------
                                                                   57,126            --                57,126
                                                              -----------     -----------         -----------
INTEREST EXPENSE
    Interest charges                                              192,879            --               192,879
    Allowance for borrowed funds used during
      construction and capitalized interest                        (5,015)           --                (5,015)
                                                              -----------     -----------         -----------
                                                                  187,864            --               187,864
                                                              -----------     -----------         -----------
PREFERRED STOCK DIVIDEND
    REQUIREMENTS OF SUBSIDIARIES                                   16,951            --                16,951
                                                              -----------     -----------         -----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM                 319,601            --               319,601

INCOME TAXES                                                      128,925            --               128,925
                                                              -----------     -----------         -----------
INCOME BEFORE EXTRAORDINARY ITEM                              $   190,676     $      --           $   190,676

EXTRAORDINARY ITEM (net of $335,000 income taxes)                    --          (500,000)(11)       (500,000)
                                                              -----------     -----------         -----------
NET INCOME/(LOSS)                                             $   190,676     $  (500,000)        $  (309,324)
                                                              ===========     ===========         ===========

EARNINGS/(LOSS) APPLICABLE TO COMMON STOCK
      Common stock                                            $   178,790     $  (479,525)(12)    $  (300,735)
      Class A common stock                                         11,886         (20,475)(12)         (8,589)
                                                              -----------     -----------         -----------
                                                              $   190,676     $  (500,000)        $  (309,324)
                                                              ===========     ===========         ===========

COMMON STOCK
    Average shares outstanding (000)
        Common stock                                               88,123            --                88,123
        Class A common stock                                        5,737            --                 5,737
    Earnings / (Loss) per average share--basic and diluted
      before extraordinary item
        Common stock                                          $      2.03                         $      2.03
        Class A common stock                                  $      2.07                         $      2.07
    Extraordinary item
        Common stock                                          $      --                           $     (5.44)
        Class A common stock                                  $      --                           $     (3.57)
    Earnings / (Loss) per average share--basic and diluted
        Common stock                                          $      2.03                         $     (3.41)
        Class A common stock                                  $      2.07                         $     (1.50)
    Dividends declared per share
        Common stock                                          $      0.88     $      --           $      0.88
        Class A common stock                                  $      3.20     $      --           $      3.20